                               2,500,000 SHARES(1)

                                   DYAX CORP.
                            (a Delaware corporation)

                                  COMMON SHARES
                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT


                                                              , 1998


FURMAN SELZ LLC
PACIFIC GROWTH EQUITIES, INC.
As representatives of the
  several Underwriters
c/o Furman Selz LLC
230 Park Avenue
New York, New York  10169

Dear Ladies and Gentlemen:

SECTION 1.  INTRODUCTION.

         Dyax Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), acting severally and not jointly, for which Furman Selz LLC and Pacific Growth Equities, Inc. are acting as representatives (the "Representatives"), an aggregate of 2,500,000 of the Company's Common Shares, $0.01 par value per share (the "Common Shares"). The 2,500,000 Common Shares to be purchased by the Underwriters are referred to herein as the "Initial Shares." The Company also proposes to issue and sell to the several Underwriters, acting severally and not jointly, an aggregate of not more than 375,000 additional Common Shares (the "Additional Shares"), if requested by the Underwriters in accordance with Section 4 hereof. The Initial Shares and the

--------

(1) Plus an option to purchase from the Company up to 375,000 additional shares of Common Stock to cover over-allotments, if any.

Additional Shares are collectively referred to herein as the "Shares." The words "you" and "your" refer to the Representatives of the Underwriters.

         The Company hereby agrees with the several Underwriters as follows:

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (A) Compliance with Registration Requirements. A registration statement on Form S-1 (File No. 333-48483) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"). Such registration statement has been filed with the Commission under the Securities Act, and one or more amendments to such registration statement may also have been so filed. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the Rules and Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein


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called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the Preliminary Prospectus dated _______ __, 1998, together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                 (B) No Suspension Orders. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and has not instituted or threatened to institute any proceedings with respect to such order. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made. When the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date (as defined in Section 3 hereof) and the Option Closing Date (as defined in Section 4 hereof), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. The foregoing provisions of this paragraph (ii) shall not apply to statements or omissions made in any Preliminary Prospectus,


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the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use therein.

                 (C) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement "Material Adverse Effect" means, when used in connection with the Company or its Subsidiaries (as defined in subsection (D) below), any development, change or effect that could have a materially adverse effect on the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                 (D) All the Company's subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 (E) Capitalization. The Company has the duly authorized and validly outstanding capitalization set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding Common Shares have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in


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existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company or any Subsidiary, if not wholly-owned at any time, to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares and neither the filing of the registration statement or the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares have been duly authorized; and on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement, the Initial Shares and the Additional Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, and good and marketable title to such Shares will pass to the Underwriters on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. The certificates for the Shares are in valid and sufficient form. The Company has received, subject to notice of official issuance, approval to have the Shares quoted on the Nasdaq National Market and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

                 (F) Financial Statements. The historical financial statements and schedules of the Company included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement (collectively, the "Financial Statements") present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods therein indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U. S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein). With respect to contracts and commitments for the sale of goods or the provision of services by the Company or any Subsidiary, the Financial Statements contain and reflect adequate reserves at March 31, 1998, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes at March 31, 1998 in the Financial Statements are sufficient for the payment of all accrued and unpaid foreign, federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Company or any Subsidiary, whether disputed or not, for the applicable period then ended and periods prior


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thereto. The book value of inventory at March 31, 1998 reflected in the
Financial Statements, as computed on a [last-in, first-out] basis, is true and correct, and the reserve set forth in the footnotes with respect thereto is true and correct. Except as and to the extent (a) reflected and reserved against at March 31, 1998 in the Financial Statements or (b) incurred in the ordinary course of business after March 31, 1998 and not material in amount, either individually or in the aggregate, the Company and its Subsidiaries have no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to Company and its Subsidiaries, taken as a whole. The selected financial data set forth under the caption "Selected Financial Information" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

                 (G) Tax Compliance. Each of the Company and its Subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof on a timely basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not have a Material Adverse Effect.

                 (H) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risk and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against; all policies of insurance and fidelity or surety bonds insuring the Company, its Subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has ever been refused any insurance coverage sought or applied for; and the Company has no reason to believe that the Company and its Subsidiaries will not be able to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not have a Material Adverse Effect.



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                 (I) Absence of Proceedings. There is no pending or, to the best of the Company's knowledge, threatened, action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (A) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (B) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (C) may have a Material Adverse Effect.

                 (J) Authorization of Agreement. The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to the terms of (A) the charter or by-laws of the Company or any of its Subsidiaries, (B) any indenture, shareholders' agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective activities or properties.

                  (K) Accuracy and Validity of Exhibits. All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them are or


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
may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and assuming such agreements are binding agreements of the other parties thereto, constitute the legal, valid and binding agreements of the Company or such Subsidiary, as the case may be, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 and there are no contracts or other documents which are required by the Securities Act or Form S-1 to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not accurately described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                 (L) No Material Adverse Change in Business. Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding common shares, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the condition (financial or other), net worth or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any term or provision of (A) its charter or by-laws, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default may have a Material Adverse Effect, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach or default may have a Material Adverse Effect.

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                 (M) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is threatened or imminent.

                 (N) Possession of Intellectual Property. Each of the Company and its Subsidiaries owns, possesses, licenses or has legally enforceable rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of its business as now conducted and as proposed to be conducted. Except as set forth in the Prospectus under the caption "Business -Patents and Proprietary Rights,"
(a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceedings or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. or foreign patent or published U.S. or foreign patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issue or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. or foreign patent held by the Company invalid or any U.S. or foreign patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or applicable foreign regulatory body.

                 (O) Disclosure. The statements contained in the Prospectus under the captions "Risk Factors -- Uncertainties Related to Patents and Proprietary Rights" and "Business -- Patents and Proprietary Information," insofar as such statements


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summarize legal matters, agreements, documents, or proceedings discussed therein, are complete, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                 (P) No Violation of Laws. Neither the Company nor any Subsidiary (nor the manner in which any of them conducts its business or proposes to conduct its business) is in violation of any laws, ordinances or governmental rules or regulations to which it is subject, except for such violations as would not have a Material Adverse Effect.

                 (Q) No Consents Required. No consent, approval, authorization or order of any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the Securities Act or may be required under state securities, Blue Sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the Underwriters' purchase and distribution of the Shares.

                 (R) Registration Rights. There are no contracts, agreement or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not effectively been waived with respect to the Registration Statement.

                 (S) No Price Stabilization or Manipulation. Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

                  (T) Distribution of Offering Materials. Neither the Company nor any of its officers or directors has distributed and no such party will not distribute prior to the later of (i) the Closing Date, or any date on which Additional Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than


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
any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

                 (U) Title to Property. Each of the Company and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it free and clear of all liens, encumbrances, security interests, restrictions, equities, claims and defects, except (A) such as are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected on the Financial Statements. The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All the material leases and subleases of the Company and its Subsidiaries, and under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such Subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any Subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its Subsidiary's right as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any Subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

                  (V) Compliance with Environmental, Safety and Health Laws. Each of the Company and its Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations related to the protection of human health and safety, the environment and hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and
(iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or


                                      11--
contaminants. Neither the Company nor any Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                 (W) Environmental Review. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.

                 (X) ERISA Compliance. Each of the Company and its Subsidiaries has fulfilled its respective obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any Subsidiary has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                 (Y) Licenses and Permits. Each of the Company and its Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities necessary to conduct its business, and neither the Company nor its Subsidiaries has ever received any notice of proceedings related to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

                 (Z) Subsidiary Dividends. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the


                                      12--

Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (AA) Investment Act. The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                 (BB) Independent Public Accountants. Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

                  (CC) Transfer taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

                 (DD) Books and Ledgers. The general ledgers and books of account of the Company and its Subsidiaries, all federal, state and local income, franchise, property and other tax returns filed by the Company and its Subsidiaries are complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

                 (EE) Internal Controls. Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                      13--

                 (FF) Loans to Affiliates. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of the members of the families of any of them.

                 (GG) Illegal Contributions. Neither the Company nor any Subsidiary has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of applicable law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                 (HH) Lock-up Agreements. Each officer and director of the Company, each stockholder of greater than 1% of the Common Stock (on an as-converted basis) and each holder of an option to acquire greater than 1% of the Common Stock (on an as-converted basis), has agreed in writing that such holder of Unregistered Securities (as defined below) will not, directly or indirectly, for a period of 180 days from the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose of or transfer (collectively, a "Disposition") any shares of Common Stock or any securities convertible into or exchangeable for, or any right to purchase or acquire, shares of Common Stock (collectively, "Unregistered Securities") now owned or hereafter acquired directly by such holder or with respect to which such holder has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided that each donee thereof agrees in writing to be bound by this restriction or (ii) with the prior written consent of Furman Selz. The foregoing restriction has been expressly agreed to preclude the holder of the Unregistered Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Unregistered Securities during the Lock-up Period, even if such Unregistered Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Unregistered Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Unregistered Securities. Furthermore, each holder of Unregistered Securities has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Unregistered Securities


                                      14--
held by such holder except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and stockholders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Furman Selz.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or of any subsidiary to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 3. PURCHASE, SALE AND DELIVERY OF THE SHARES.

         In reliance on the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $_______ per Share, the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         Delivery of certificates, and payment of the purchase price, for the Initial Shares shall be made at the offices of Furman Selz LLC at 230 Park Avenue, New York, New York 10169, or such other location as such be agreed upon by the Company and the Representatives. Such delivery and payment shall be made at 10:00 a.m., New York City time, on the third (fourth, if the pricing occurs after 4:30 PM Eastern Standard Time on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 12 hereof, or at such other time and date not more than ten business days thereafter as shall be agreed upon by the Representatives and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the certificates for the Initial Shares shall be made to the Representatives for the respective accounts of several Underwriters against payment by the several Underwriters through the Representatives of the purchase price for the Initial Shares by certified or official bank checks in New York Clearing House (next day) funds drawn to the order of the Company. The certificates for the Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in denominations and


                                      15--
registered in such names as the Representatives shall request, not less than two full business days prior to the Closing Date. The certificates for the Initial Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time, on the business day prior to the Closing Date.

SECTION 4.  OVER-ALLOTMENT.

         At any time, and from time to time, during a period of 30 days from the date of the Prospectus, the Underwriters, by no less than two business days' prior notice to the Company may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Initial Shares or may be a second closing held on a date subsequent to the Closing Date, either case such date shall be referred to herein as the "Option Closing Date") at which the Underwriters may purchase all or less than all of the Additional Shares in accordance with the provisions of this Section 4 at the purchase price per share to be paid for the Initial Shares. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Shares is given.

         The Company agrees to sell to the several Underwriters on the Option Closing Date the number of Additional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Additional Shares on the Option Closing Date. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Initial Shares set forth opposite such Underwriter's name bears to the total number of Initial Shares (subject to adjustment by you to eliminate fractional shares) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Initial Shares.

         No Additional Shares shall be sold or delivered unless the Initial Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

         Delivery of the certificates, and payment of the purchase price, for the Additional Shares shall be made on the Option Closing Date at the office of Furman Selz LLC at 230 Park Avenue, New York, New York 10169, or such other location as shall be agreed upon by the Company and the Representatives.

         Delivery of the certificates for the Additional Shares shall be made to the Representatives for the accounts of the several Underwriters against payment of the


                                      16--
purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company at the office of Furman Selz LLC at 230 Park Avenue, New York, New York 10169. The certificates for the Additional Shares to be so delivered will be in definitive, fully registered form, will bear no restrictive legends and will be in such denominations and registered in such names as you request, not less than two full business days prior to the Option Closing Date. The certificates for the Additional Shares will be made available to the Representatives at such office or such other place as the Representatives may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time, on the business day prior to the Option Closing Date. Except to the extent waived by the Underwriters, all the provisions of this Agreement applicable with respect to the transactions contemplated on the Closing Date shall apply to such Option Closing Date, mutatis mutandis, and the Additional Shares purchased at such closing hereunder shall be deemed Shares for all purposes of this Agreement.

         The number of Additional Shares which the Underwriters purchase shall bear the same ratio to one another as the number of Initial Shares purchased by the Underwriters (subject to adjustment by you to eliminate fractional shares).

SECTION 5.  PUBLIC OFFERING OF THE SHARES.

         As soon after the Registration Statement becomes effective as the Representatives deem advisable, the Underwriters propose to make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus.

SECTION 6.  COVENANTS OF THE COMPANY.

         The Company covenants and agrees with each of the Underwriters that:

         (a) Compliance with Securities Regulations and Commission Requests. The Company will use its best efforts to cause the Registration Statement, if not yet effective, and any amendment thereof, to become effective as soon as practicable. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to you a copy of your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or


                                      17--
filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not yet effective, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) Filing of Amendments. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rule thereunder, the Company will promptly (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

         (c) Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as


                                      18--
originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 6(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under


                                      19--
the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Exchange Act Compliance. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

         (j) Restriction on Sale of Shares. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Furman Selz LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transactions that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common


                                      20--

Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any Common Shares issued pursuant to any non-employee director stock plan.

         (k) The Company will not, without the prior written consent of Furman Selz Smith Barney, for a period of 180 days following the Execution Time, file a Registration Statement on Form S-8 (or any successor form thereto) for the purpose of registering with the Commission any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company.

         (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act or the Exchange Act within the time periods required by the Securities Act or the Exchange Act and the respective rules and regulations promulgated thereunder.

         (m) Distribution Requirements. During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Representatives:

                  (A) concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

                  (B) concurrently with furnishing such annual report to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

                  (C) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

                                      21--

                 (D) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

                 (E) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                 (F) any additional information of a public nature concerning the Company or its business which the Representatives may reasonably request.

         During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its Subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant Subsidiary which is not so consolidated.

         (n) Transfer Agent. The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Shares.

         (o) No Price Stabilization. Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

SECTION 7.  EXPENSES.

         (a) Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify each Underwriter against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, printing, duplication, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Underwriters of any Preliminary Prospectus or Prospectus, or any amendment


                                      22--
or supplements thereto), this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney, and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or Blue Sky laws, including the cost of preparing and mailing the preliminary and final Blue Sky memoranda and filing fees and disbursements and fees and disbursements of counsel to the Underwriters and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and of the NASD relating to the Shares, including the fees and disbursements of counsel to the Underwriters, (v) any fees and expenses in connection with the quotation of the Shares on the Nasdaq National Market, and (vi) costs and expenses incident to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Underwriters of the Shares to be sold by the Company pursuant to this Agreement.

         (b) If the purchase of the Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement, the Company shall reimburse the several Underwriters for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

SECTION 8.  CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

         (a) The obligation of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

                  (A) Effectiveness of Registration Statement. If the Registration Statement, including any Rule 462(b) Registration Statement, or any amendment thereto filed prior to the Closing Date, has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11:00 A.M., New York City time, on the date on


                                      23--
which the amendment to the registration statement originally filed with respect to the Shares or the Registration Statement (containing the information omitted therefrom pursuant to Rule 430A under the Securities Act included in the Prospectus), as the case may be, containing information regarding the initial public offering price of the Shares has been filed with the Commission, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                 (B) No Material Misstatements Or Omissions. The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein, in each case in light of the circumstances under which they were made, not misleading.

                 (C) Opinion of Counsel to the Underwriters. On or prior to the Closing Date, the Representatives shall have received from Hale and Dorr LLP, counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Initial Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request, and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                 (D) Opinion of Counsel to the Company. On the Closing Date, the Underwriters shall have received the opinion, dated the Closing Date, of Palmer & Dodge LLP, counsel to the Company, to the effect set forth below:

                (i) Each of the Company and each of its Subsidiaries (A) is a duly incorporated and validly existing corporation in good standing under the laws


                                      24--
         of its jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus, and (B) is duly qualified to do business as a foreign corporation in each jurisdiction (x) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify can be cured without having a Material Adverse Effect) and (y) in which it owns or leases real property;

                  (ii) The Company has authorized capital stock as set forth in the Prospectus; the securities of the Company conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and to the best of such counsel's knowledge, are free of any preemptive or other rights to subscribe for any of the Shares; the Company has duly authorized the issuance and sale of the Shares to be sold by it hereunder; such Shares, when issued by the Company and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the Shares have been duly authorized for quotation on the Nasdaq National Market, subject to official notice of issuance;

                  (iii) The Registration Statement is effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of such counsel, are threatened or contemplated under the Securities Act; the Registration Statement and the Prospectus and, if any, each amendment and supplement thereto (except for the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), as of their respective effective or issue dates, appear to have been appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; the descriptions contained and summarized in the Registration Statement and the Prospectus of written and/or other material contracts to which the Company or its Subsidiaries are parties, are accurate and fairly represent in all material respects the information required to be shown by Form S-1; to the best knowledge of such counsel, there are no contracts or documents which are required by the Securities Act to be described in the


                                      25--

         Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; to the best knowledge of such counsel, there is not pending or threatened against the Company any action, suit, proceeding or investigation before or by any court, regulatory body, or administrative agency or any other governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein; and the statements set forth under the headings "Business-Legal Proceedings" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary of such legal matters, documents and proceedings;

                  (iv) The Company has full legal right, power, and authority to enter into this Agreement and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by the Company; and this Agreement, assuming due authorization, execution and delivery by each other party hereto, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. None of the Company's execution or delivery of this Agreement, its performance hereof or its consummation of the transactions contemplated herein, will conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company pursuant to (a) the terms of the Charter or by-laws of the Company or any of its Subsidiaries; (b) the terms of any executed agreement filed as an Exhibit to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is or may be bound or to which any of their respective properties may be subject; (c) any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, that is normally applicable to transactions of the type contemplated by this Agreement; or (d) any judgment, decree or order, known to such counsel after reasonable investigation, of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties; and no consent, approval, authorization or order of any court,

                                      26--
         regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the Company's performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been obtained or may be obtained under the Securities Act or may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriters of the Shares;

                  (v) To the best of such counsel's knowledge, the Company and its Subsidiaries are not in violation of any federal, state or local statute, administrative regulation or other law of general application to corporations in the conduct of their businesses, which violation could have a Material Adverse Effect; and each of the Company and its Subsidiaries has obtained all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business as presently conducted and as contemplated in the Prospectus, except when a failure to obtain such authorizations would not have a Material Adverse Effect;

                  (vi) The issued shares of capital stock of each of the Subsidiaries have been duly authorized validly issued, are fully paid and nonassessable and, except as otherwise set forth in the Prospectus, are owned directly by the Company, or indirectly by a Subsidiary, free and clear of any perfected security interests or, to the best knowledge of such counsel, any other liens, encumbrances, claims or security interests; to the best of such counsel's knowledge, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and

                  (vii) Each of the Company and its Subsidiaries owns, or is licensed or otherwise has legally enforceable rights to use, the tangible and intangible assets used in, or necessary for, the conduct of its business as described in the Prospectus. To the best of such counsel's knowledge, except as described in the Prospectus, no claims have been asserted against the Company or any of its Subsidiaries by any person to the use of any such assets or challenging or questioning the validity or effectiveness of any such assets. The use, in


                                      27--
         connection with the business and operations of the Company and its Subsidiaries, of such assets does not, to the best of such counsel's knowledge, infringe on the rights of any person.

         In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company, representatives of the Company's independent public accountants, and with your representatives and your counsel at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

         In rendering such opinion, such counsel may rely on the following: (A) as to matters involving the application of laws other than the federal laws of the United States and the law of the jurisdiction in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; and (C) if written confirmation of the Commission is not available at the time such opinion is rendered, upon the oral representations of members of the Commission's staff with respect to the Registration Statement or any amendment thereto having become effective and the lack of issuance of a stop order or institution or contemplation of proceedings for that purpose.

         References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

                                      28--

                  (E) Accuracy and Completeness of the Representations and Warranties of the Company. On or prior to the Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company, or conditions herein contained.

                 (F) Accountants' Comfort Letter. Upon execution of this Agreement and at the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 1998, and as at March 31, 1998, in accordance with Statement on Auditing Standards No. 71 and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedules included in the Prospectus and the Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                 (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month period ended March 31, 1998, and as at March 31, 1998; carrying out certain specified procedures (but not an examination in accordance with GAAP) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

                           (I) any unaudited financial statements included in
                  the Prospectus and the Registration Statement do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the


                                      29--

                  Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus and the Registration Statement;

                           (II) with respect to the period subsequent to March
                  31, 1998, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company as compared with the amounts shown on the March 31, 1998 balance sheet included in the Prospectus and the Registration Statement and, or for the period from April 1, 1998 to such specified date there were any decreases, as compared with the three-month period ended March 31, 1998 in net revenues or income before income taxes or in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                           (III) the disclosure included in the Prospectus and
                  Registration Statement and in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Prospectus and the Registration Statement, including the information set forth under the captions "Summary Financial" and "Selected Financial Information" in the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                                      30--

         The Company shall have received from Coopers & Lybrand L.L.P. (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company for the eight quarters ending March 31, 1997, in accordance with Statement on Auditing Standards No. 71.

                 (G) Officer's Certificate. On the Closing Date, the Underwriters shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

                 (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons, are contemplated or threatened under the Securities Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

                 (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) or any Preliminary Prospectus included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                 (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date (and except as disclosed in or contemplated by the Prospectus), neither the Company nor any of the Subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct


                                      31--
         or contingent; neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of the Subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any of its Subsidiaries which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

         References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate.

                 (H) No Changes in Business. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph
(f) of this Section 8 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its Subsidiaries (in either case, other than those changes or developments disclosed in or contemplated by the Prospectus) which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representatives' judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

                 (I) No Suspension Orders. No order suspending the sale of the Shares prior to the Closing Date in any jurisdiction designated by you pursuant to Section 6(f) hereof ("Covenants of the Company--Blue Sky Qualifications") hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.



                                      32--

                  (J) Additional Documents. The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as you or counsel for the Underwriters may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 8 shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in
Section 2 ("Representations and Warranties") of this Agreement.

                 (K) Approval of Listing. At the Closing Time the Shares shall have been approved for quotation of the Nasdaq National Market, subject only to official notice of issuance.

                 (L) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule II hereto.

                 (M) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 4 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                 (i) Officer's Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 8(g) hereof ("Officer's Certificate") remains true and correct as of such Date of Delivery.

                 (ii) Opinion of Counsel to the Company. The favorable opinion of Palmer & Dodge LLP, counsel to the Company, in form and substance satisfactory to Hale and Dorr LLP, counsel to the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 8(d) hereof.

                                      33--

                 (iii) Opinion of Counsel to the Underwriters. The favorable opinion of Hale and Dorr LLP, counsel to the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 8(c) hereof.

                 (iv) Bring-down Comfort Letter. A letter from Coopers &
         Lybrand LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
         Section 8(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                 (N) Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof ("Expenses") and except that Section 2 ("Representations and Warranties"), Section 9 ("Indemnification") and specifically Section 9(d) ("Contribution") shall survive any such termination and remain in full force and effect.

SECTION 9.  INDEMNIFICATION.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which such Underwriter or such controlling person may become subject, under the Securities Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement or any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any Blue Sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction


                                      34--
in order to qualify, any or all of the Shares under the securities or Blue Sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading and will reimburse, as incurred, such Underwriter or such controlling persons for any reasonable legal or other expenses incurred by such Underwriter or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased Shares which are the subject thereof if such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 6(d) hereof.

         The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may have at common law or otherwise.

         (b) Indemnification of the Company. Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses or liabilities (and actions in respect thereof) to which the Company or any director, officer, or controlling person may become subject, under the Securities Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission to state therein a material fact required to be stated


                                      35--
therein or necessary to make the statements in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by that Underwriter through the Representatives expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares, the legend in block capital letters on the inside cover related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting" (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

         (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 9, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 9 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying


                                      36--
party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of such action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnified party shall not agree to settle any action or claim for which it intends to seek indemnification hereunder without the prior written consent of the indemnifying party which consent shall not be unreasonably withheld.

         (d) Contribution. If the indemnification provided for in this Section 9 is unavailable to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall


                                      37--
be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

SECTION 10.  REPRESENTATIONS, ETC. TO SURVIVE DELIVERY.

         The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

SECTION 11.  TERMINATION.

         (a) This Agreement, except for the provisions of Sections 7 and 9 hereof, may be terminated by the Representatives by notice to the Company in the event that the Company has failed to comply in any material respect with any of the provisions


                                      38--
of this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties are not accurate in any material respect or the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any material respect or satisfied within the time specified at or prior to the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

                 (A) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to materially interfere with the conduct of the business and operations of the Company and its Subsidiaries, taken as a whole, regardless of whether or not such loss was insured;

                 (B) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market, or trading of securities, on the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on such market system;

                 (C) a banking moratorium shall have been declared by New York or United States authorities;

                 (D) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

                 (E) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, that in the Representatives' judgment makes it impracticable or inadvisable to make or consummate a public offering of the Company's Stock.

         (b) Termination of this Agreement under this Section 11 or Section 12 after the Initial Shares have been purchased by the Underwriters hereunder shall be applicable only to the Additional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in
Section 7 and Section 9 hereof.

SECTION 12.  SUBSTITUTION OF UNDERWRITERS.

         If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or Section 11 hereof) to purchase and pay for (a) in the case of the Closing


                                      39--

Date, the number of Initial Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Initial Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed ten percent (10%) of the Initial Shares or Additional Shares required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) that proportion of the number of Shares which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be, which the number of Shares agreed to be purchased by such non-defaulting Underwriter bears to the aggregate number of Shares so agreed to be purchased by all such non-defaulting Underwriters on such Closing Date or Option Closing Date, as the case may be. In such case, you shall have the right to postpone the Closing Date specified in Section 3 and Section 4 hereof to a date not exceeding seven full business days after the date originally fixed as such Closing Date pursuant to said Sections 3 and 4 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

         If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or Section 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Initial Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Initial Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Additional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Additional Shares in accordance with the terms hereof, and the number of such Shares shall exceed ten percent (10%) of the Initial Shares or Additional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Section 7 and Section 9 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.



                                      40--

SECTION 13.  NOTICES.

         All communications hereunder shall be in writing and if sent to the Representatives shall be mailed or delivered or telegraphed and confirmed to c/o Furman Selz LLC at 230 Park Avenue, New York, New York 10169, Attention:
Syndicate Department, with a copy to Steven D. Singer, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to Dyax Corp., One Kendall Square, Building 600, Cambridge, MA 02139, Attention: President, with a copy to Nathaniel S. Gardiner, Esq., Palmer & Dodge, LLP, One Beacon Street, Boston, Massachusetts 02108.

SECTION 14.  SUCCESSORS.

         This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreements shall also be for the benefit of any person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

SECTION 15.  APPLICABLE LAW; JURISDICTION.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

                                      41--

SECTION 16.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                                      42--

         If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                     Very truly yours,

                                     DYAX CORP.


                                     By:
                                        ------------------------------------
                                        Name


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FURMAN SELZ LLC
PACIFIC GROWTH EQUITIES, INC.

By:      Furman Selz LLC



         By:
            ---------------------------
         Name:
         Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                      43--

                                                                      SCHEDULE I




                                              Number of Initial
Name of Underwriter                        Shares to be Purchased
-------------------                        ----------------------
Furman Selz LLC
                                             ------------------
Pacific Growth Equities, Inc
                                             ------------------




          Total...................
                                             ------------------




                                       1--

                                                                     SCHEDULE II

                   Stockholders, Directors and Officers of the
                       Company who have agreed to 180-day
                     lock-up pursuant to Section 8(l) of the
                             Underwriting Agreement